Exhibit 23.2







Independent Auditors' Consent



We consent to the incorporation by reference in the Annual Report on Form 10-K under the Securities Exchange Act of 1934 of CUC International Inc. for the year ended January 31, 1996 of our report dated March 13, 1995 (relating to the financial statements of Advance Ross Corporation not presented separately herein), and contained in Registration Statements Nos. 33-17247, 33-17248, 33-17249, 33-26875, 33-75682, 33-93322, 33-41823, 33-48175, 33-58896, 33-91656,
33-74068, 33-74066, 33-91658, 333-00475, 33-75684, 33-80834, and 33-93372 of CUC
International Inc. on Form S-8 and in Registration Statement Nos. 33-30306, 33-47271, 33-58598, 33-63237, 33-95126 of CUC International Inc. on Form S-3 and
in Registration Statement No. 33-64801 of CUC International Inc. on Form S-4, all under the Securities Act of 1933, insofar as such report relates to the financial statements and schedule of Advance Ross Corporation (not presented separately herein) as of December 31, 1994 and for the years ended December 31, 1994 and 1993.




DELOITTE & TOUCHE LLP

Chicago, Illinois
April 22, 1996